EMPLOYMENT AGREEMENT

                  This is an agreement made as of July 1, 2004 (this "Agreement") by and between Checkpoint Systems, Inc. ("Company") and Mr. David Donnan ("Executive").


                              W I T N E S S E T H:


                  WHEREAS, Company desires to employ Executive and Executive desires to be employed on the terms and conditions set forth below;

                  NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Term of Employment.

                  Company agrees to employ Executive and Executive agrees to be employed from July 1, 2004 through December 31, 2005 (the "Initial Employment Period"). The term of employment under this Agreement shall be renewed for successive one year periods upon the expiration of the Initial Employment Period (the Initial Employment Period and, if the period of employment is so extended, such successive periods of employment, are collectively referred to herein as the "Employment Period"), unless notice of termination of this Agreement is given by Company at least thirty (30) days prior to the end of the Employment Period, in which case this Agreement shall terminate at the end of the Employment Period. This Agreement may be otherwise terminated during the Employment Period only as provided in Section 5 hereof.

                  The attached employment terms (Attachment A) are incorporated by reference into this Agreement. In the event of any conflict, the terms in Attachment A shall take precedence.

2. Compensation.

                           a.       Company shall pay Executive during the
Employment Period a base salary of $ 380,000 per annum (the "Base Salary"), to be paid in equal installments in accordance with the normal payroll practices of Company.

                           b. Executive shall be eligible to participate in such
bonus plan(s) of Company as may exist during the Employment Period (Bonus Plan). Company shall determine the eligibility of Executive for a bonus under the Bonus Plan in accordance with its terms. Company may amend or terminate the Bonus Plan at its sole discretion at any time.

c. Executive shall be eligible at his/her election to participate in Company's employee benefit plans and to receive all fringe benefits and vacations for which his/her level and tenure of employment makes him eligible in accordance with Company's policies.

d. Company shall promptly reimburse Executive for his/her ordinary and necessary business expenses incurred in the performance of his/her duties hereunder, consistent with Company's policy and practices.


3. Duties.

                  Executive shall be employed as President, North America (Grade
22) and shall perform such reasonable duties relating to Company's business and operations as may from time to time be assigned to him/her by Company. Executive shall devote substantially all of his/her business time to his/her duties hereunder and shall, to the best of his/her ability, perform such duties in a manner that will faithfully and diligently further the lawful business and interests of Company.

4.       Covenant Not to Compete:  Confidentiality

a. Executive covenants and agrees that during the period Executive is employed by Company, whether pursuant to this Agreement or otherwise (e.g. as an employee at will), and for a period of Twelve (12) months from the date of termination of Executive's employment with the Company (whether voluntary or involuntary) (the "Restricted Period"), Executive shall not compete in the United States or anywhere in the world with Company by engaging in Company's business directly for his/her own account or indirectly, as agent, employee, consultant, representative or otherwise, where such activity is directly competitive with that of the Company as such business exists on termination date. This restriction will not apply to any activity that is not directly competitive (ie: providing consulting, sales or other services where such consulting or sales is not related to a product or service sold by the Company at the termination date is not directly competitive).

                           b. Executive further covenants that during the
Restricted Period, Executive shall not contact, solicit or accept any business (directly or indirectly, as agent, employee, consultant, representative or otherwise, or as a sole proprietor, partner or joint venturer, or by having any direct or indirect financial interest, including, without limitation, the interest of a creditor) from any present client of Company for whom Executive has provided or assisted Company in providing services that are directly competitive to those of the Company while employed by Company.

                           c. Except as required in the course of performing
duties hereunder, by law, or with Company's express written consent, during the Restricted Period, Executive shall keep secret and retain in strictest confidence, and shall not disclose to anyone outside Company or use for the benefit of himself or others, any confidential matters relating to Company's business and to Company and its affiliates, including, without limitation, and to the extent confidential, trade "know-how", secrets, Client Lists (as hereinafter defined), subscription lists, pricing policies, distribution policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, software programs, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects, investment strategies and techniques and other business affairs relating to Company's business and to Company and its affiliates learned by Executive heretofore or hereafter.

                           d. During the Restricted Period, Executive shall not,
directly or indirectly, (i) solicit or
encourage to leave the employment or service of Company, any employee or consultant of Company, or (ii) hire or retain any employee or consultant who is employed or retained by, or who, within twelve months of any particular time, has left the employment or service of Company.

                           e. The term "Past Client" shall mean any person or
entity who within one year prior to the date of Executive's termination of employment with Company had been a customer or client of Company or of any entity affiliated with Company.

                           f. The term "Present Client" shall mean any person or
entity who on the date of Executive's
termination of employment with Company is a customer or client of Company or of any entity affiliated with Company.

                           g. The term "Potential Client" shall mean any person
or entity to whom Company, on its own behalf, through any of its officers or employees, had within one year prior to the date of Executive's termination of employment with Company offered (by means of a formal presentation made in person to the Potential Client) to provide services as a client or customer.

                           h. The terms "Client" or "Client List" when used
herein shall include all Past, Present and Potential
Clients as heretofore defined.

                           i. Executive recognizes that Company does not have an
adequate remedy at law to protect its rights under Section 4 of this Agreement. Executive agrees that Company shall have (i) the right to seek an injunction in any court of competent jurisdiction permanently enjoining Executive from a violation of Section 4 of this Agreement during the Restrictive Period (the "Restrictive Covenants"), and (ii) the right and remedy to require Executive to account for and pay over to Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to Company, and (iii) the right to recover any losses, liabilities or damages (including interest, penalties and reasonable attorneys' fees) arising out of or due to a breach of
Section 4 of this Agreement.

                           j. Executive recognizes and agrees in the event of a
violation of the Restrictive Covenants, the period during which he shall not compete shall be extended for a period equal to the period during which he engaged in conduct constituting such violation.

                           k. The remedies set forth in this Section shall not
be mutually exclusive and any one or all may be pursued without the pursuit of one impairing or precluding the pursuit of another. The parties agree that neither shall, under any circumstances for any reason whatsoever, challenge the existence or validity of the Restrictive Covenants or this Agreement for any reason, including, without limitation, through a claim or action based upon failure of consideration or in an action for rescission or like legal or equitable claim. Notwithstanding the above, the parties agree that any dispute, will be submitted to the binding jurisdiction of the American Arbitration Association, pursuant to the rules of that Association including the rules on selection of an arbitrator. The results of any such arbitration will be final and not subject to appeal. Any arbitration will be done in Chicago, Illinois.

                           l. The Restrictive Covenants in this Agreement shall
inure to the benefit of Company, its affiliated entities and their respective successors and assigns.

5. Termination of Employment.

a. Executive's employment hereunder shall terminate upon his/her death, and Company's obligation to pay further compensation hereunder shall cease immediately, except that Executive's legal representative shall be entitled to receive Executive's salary for the period up to the last day of the calendar month in which his/her death occurred including payment for accrued and unused vacation and accrued and unpaid bonus.

b. Executive may voluntarily terminate this Agreement upon thirty (30) days notice. In such event, Company's obligation to pay further compensation hereunder shall cease as of the effective date of Executive's termination including payment for accrued and unused vacation and accrued and unpaid bonus..

c. Company may terminate this Agreement upon thirty (30) days notice in the event that Executive becomes unable to perform the essential functions of his/her position, with or without reasonable accommodation, due to sickness or disability. In such event, Company's obligation to pay further compensation hereunder shall cease, except as otherwise required by law or company policy or benefit plan(s), as of the effective date of Executive's termination including payment for accrued and unused vacation and accrued and unpaid bonus..

d. Company may terminate this Agreement at any time for "cause". For purposes of this Agreement, the term "cause" shall mean (i) Executive's willful and continued insubordination or Executive's failure or refusal to perform his/her duties hereunder after written notice by Company specifically identifying the offending conduct; (ii) dishonesty in the performance of his/her duties hereunder; (iii) Executive's breach of the Restrictive Covenants in Section 4 or any other provision of this Agreement; (iv) Executive's subjection to a judgment, decree or final order of a judicial or administrative body of competent jurisdiction effectively preventing Executive from the substantial performance of his/her duties hereunder or causing substantial damage to Company or to its business reputation; and (v) Executive's conviction of a felony or a crime involving moral turpitude which, in the reasonable judgment of Company, renders Executive unfit to continue his/her office as herein described or causes substantial damage to Company or its business reputation. In the event of a termination for "cause", Company's obligation to pay further compensation hereunder shall cease as of the effective date of Executive's termination including payment for accrued and unused vacation and accrued and unpaid bonus.

e. In the absence of "cause" as defined in this Agreement, Company may terminate this Agreement upon thirty (30) days notice. If Executive is assigned duties substantially inconsistent with his/her position, duties, responsibilities or status, or his/her duties are substantially reduced is deemed termination in the absence of "cause". In such event, Executive shall be entitled to receive the following:

                                    (i) the Base Salary for a period of
twenty-four (24) months (Severance Payment Period), to be paid in accordance with the Company's normal payroll practices;

                                    (ii) any payment to which Executive may be
entitled in accordance with the terms of any applicable Bonus Plan then existing;

                                    (iii) continued participation in Company's
health care insurance plan for the Severance Payment
Period at the same cost charged for employees actively employed by the Company;


f. In the event of a "Change in Control" as defined herein, Executive may terminate this Agreement upon thirty (30) days notice if, but only if, one of the following occurs:

                                    (i) Executive is assigned duties
substantially inconsistent with his/her position, duties, responsibilities or status, or his/her duties are substantially reduced; or

                                    (ii) Executive's principal office is
relocated more than thirty (30) miles; or

                                    (iii) Executive's Base Salary is reduced.

g. If Executive is terminated or properly terminates this Agreement pursuant to Subsection 5.f above, Executive shall be entitled to receive the following:

                                    (i)     the Base Salary  for  a period equal
to 1 1/2 times the Severance Payment Period, to be paid in accordance with the Company's normal payroll practices;

                                    (ii) any payment to which Executive may be
entitled in accordance with the terms of any applicable Bonus Plan then existing;

                                    (iii) continued participation in Company's
health care insurance plan for a period equal to 1
1/2 times the Severance Payment Period at the same cost charged for employees actively employed by the Company;


h."Change in Control" of Company shall be deemed to have occurred if (i) any person or entity or group acting in concert (an "Acquirer") acquires from the shareholders of Company (whether through a merger, a consolidation, or otherwise) and possesses, directly or indirectly, the power to elect or appoint or approve the appointment of a majority of the Board of Directors and does, in fact, elect or appoint or approve the appointment of the majority of the

i. Board; or (ii) such Acquirer obtains the right or power to elect a substitute or replacement Board, and does, in fact, exercise such right; or (iii) the shareholders of Company approve an agreement for the sale or disposition by Company of substantially all of Company's assets to an Acquirer.


6. Notice of Termination at the End of Employment Period.

                           a. If Executive gives notice of termination at the
end of the Employment Period pursuant to Section
1 of this Agreement, he shall have no further right to compensation or benefits, except that he shall be paid his/her Base Salary through his/her last day of employment including payment for accrued and unused vacation and accrued and unpaid bonus..

                           b.       If Company gives notice of termination at
the end of the Employment Period pursuant to Section 1 of this Agreement, Executive shall be entitled to receive the same compensation and benefits as specified in 5. (e) (i)-(iii) above.


7. All Business To Be the Property of Employer:
   Assignment of Intellectual Property

                           a. Executive hereby grants to Company (without any
separate remuneration or compensation other than that received by Executive from time to time in the course of his/her employment) Executive's entire right, title and interest throughout the world in and to all research, information, Client Lists and all technical and research data (herein sometimes called "Intellectual Property") made, conceived, developed and/or acquired by Executive solely or jointly with others during the period of his/her employment by Company.

                           b. All business of Company developed by Executive
including, without limitation, fees, commissions, compensation, records, Clients Lists, agreements, memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Executive or made available to Executive concerning Company's business or Company are and shall be the exclusive property of Company for its sole use and shall be delivered to Company promptly upon the termination of Executive's employment with Company or at any other time upon request.

4. Consultation on legal proceedings.

                  Executive covenants and agrees that during the period Executive is employed by Company, and during The Restricted Period, Executive shall cooperate with Company in any legal or quasi-legal matter, such as governmental or private legal actions or litigation, investigations, or other proceedings. Company will reimburse Employee for any pre-approved costs and expenses in connection with such cooperation.

5. Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:




                                            A. If to Executive, to:

                                                     David C Donnan
                                                     517 Central Ave.
                                                     Wilmette, IL 60091


                                            B. If to Company to:

                                                     Checkpoint Systems, Inc.
                                                     101 Wolf Drive
                                                     Thorofare, NJ 08086
                                                     Attention:  Chairman of the
                                                     Board of Directors

9. Assignability.

                  This Agreement shall be assignable by Company and shall be binding upon and inure to the benefit of Company and its successors and assigns (by purchase of substantially all of the assets, by merger or otherwise). This Agreement shall not be assignable by Executive, but it shall be binding upon, and to the extent provided in Section 5, shall inure to the benefit of Executive's heirs, executors, administrators and legal representatives.

10. Entire Agreement.

                  This Agreement contains the entire agreement between Company and Executive with respect to the subject matter hereof.

11. Waivers, Amendments and Further Agreements.

                  Neither this Agreement nor any term or condition hereof, including, without limitation, the terms and conditions of this Section 11, may be waived, modified or amended in whole or in part as against Company or Executive except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition hereof, it being understood that any action on behalf of Company under this Section 11 may be taken only with the consent of the Board of Directors of Company. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

12. Severability.

                  It is understood and agreed by the parties hereto that the provisions contained in this Agreement are independent of and severable from each other and the invalidity of any section or any portion thereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitations and restrictions set forth in Section 4 hereof are reasonable and necessary in view of Company's business, are properly required for the adequate protection of Company's business and that in the event such time limitation is deemed to be unreasonable by the final decision of a court of competent jurisdiction, Company and Executive agree to submit to such revision or modification thereof as said court shall deem reasonable.



13. No Conflicting Obligations.

                  Executive represents and warrants to Company that he is not now under any obligation to any person, firm or corporation, other than Company, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, his/her performance of any of the covenants or duties hereinabove set forth.

14. Survival.


                  The covenants and agreements, including without limitation the Restrictive Covenants in Section 4 hereof and the representations and warranties contained in or made pursuant to this Agreement shall survive the expiration of this Agreement and the termination of Executive's employment hereunder.

15. Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New Jersey.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                     Checkpoint Systems, Inc.


                     By: __________________________________
                         Name: George Off
                         Title: Chairman & Chief Executive Officer


                     EXECUTIVE:


                         ----------------------------------
                         David  Donnan